jpm05s2_gr2 – 22D1

JPMorgan Securities, Inc.     Trading Desk - 212-834-2499     Marc Simpson212-834-

Balance	$12,724,800.00	Delay	24	WAC(5)	5.87800	WAM(5)	357
Coupon	5.50000	Dated	08/01/2005	NET(5)	5.50000	WALA(5)	2
Settle	08/31/2005	First Payment	09/25/2005

Price	6 CPR	12 CPR	16 CPR	20 CPR	25 CPR
	Yield	Yield	Yield	Yield	Yield
100-11	5.36528	5.22000	5.11919	5.01397	4.87588
100-12	5.35681	5.20531	5.10019	4.99047	4.84649
100-13	5.34833	5.19062	5.08120	4.96699	4.81711
100-14	5.33987	5.17595	5.06222	4.94352	4.78776
100-15	5.33140	5.16128	5.04325	4.92007	4.75842
100-16	5.32294	5.14662	5.02429	4.89663	4.72910
100-17	5.31449	5.13197	5.00534	4.87320	4.69979
100-18	5.30604	5.11732	4.98640	4.84978	4.67050
100-19	5.29759	5.10268	4.96747	4.82638	4.64123
100-20	5.28915	5.08805	4.94855	4.80299	4.61198
100-21	5.28071	5.07343	4.92965	4.77961	4.58274
100-22	5.27228	5.05882	4.91075	4.75625	4.55352
100-23	5.26385	5.04421	4.89186	4.73289	4.52432
100-24	5.25542	5.02961	4.87298	4.70956	4.49513
100-25	5.24700	5.01502	4.85412	4.68623	4.46597
100-26	5.23858	5.00044	4.83526	4.66292	4.43681
100-27	5.23017	4.98586	4.81641	4.63962	4.40768
Spread @ Center Price	117	102	94	86	72
WAL	4.399	2.354	1.781	1.420	1.122
Mod Durn	3.662	2.113	1.634	1.322	1.057
Mod Convexity	0.222	0.076	0.047	0.032	0.021
Principal Window	Sep05 - Dec15	Sep05 - Dec10	Sep05 - Aug09	Sep05 - Nov08	Sep05 - Feb08
LIBOR_1MO	3.52	3.52	3.52	3.52	3.52
Yield Curve Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 3.805 4.063 4.105 4.141 4.266 4.461

08/03/2005 11:25 AM

THE INFORMATION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY THE INFORMATION IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR THIS TRANSACTION. THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AS OF THE DATE HEREOF AND SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO YOU. THESE MATERIALS ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. THIS COMMUNICATION IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. THIS COMMUNIICATION DOES NOT CONTAIN ALL THE INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. INVESTORS ARE URGED TO READ THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.